UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2022, ALJ Regional Holdings, Inc. (“we,” “our” or the “Company”) submitted a formal notice to The Nasdaq Stock Market LLC (“NASDAQ”) of our decision to voluntarily delist our common stock, par value $0.01 per share (the “Common Stock”), from the NASDAQ Global Market and our intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about September 1, 2022. As a result, we expect the last day of trading of our Common Stock on the NASDAQ Global Market to be on or about September 11, 2022. After the delisting, we anticipate our Common Stock will be quoted on the Pink Sheets platform, which is operated by OTC Markets Group Inc. (the “Pink Sheets”), and currently we intend to continue to provide information to our stockholders and to take such actions within our control to enable our Common Stock to be quoted in the Pink Sheets so that a trading market may continue to exist for the Company’s shares. There is no guarantee, however, that a broker will continue to make a market in the Common Stock and that trading of the Common Stock will continue on the Pink Sheets or otherwise or that we will continue to provide information sufficient to enable brokers to provide quotes for our Common Stock.

After the Form 25 is effective, we also intend to pursue such other measures necessary to terminate or suspend the registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We expect the deregistration of our Common Stock to become effective 90 days after the date of filing the Form 25 with the SEC. However, our reporting obligations to file certain reports with the SEC, including Forms 10-Q, 10-K and 8-K, will be immediately suspended upon filing the Form 25. Other filing requirements will terminate upon effectiveness of the deregistration. We are eligible to voluntarily deregister because we have fewer than 300 stockholders of record.

The Board believes that the decision to delist the shares from NASDAQ and deregister the Common Stock under Section 12(b) of the Exchange Act is in the best interest of the Company and its stockholders as it has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and our stockholders at this time. The Board’s decision was based on careful review of numerous factors, including the significant cost savings of no longer preparing and filing periodic reports with the SEC and reduction of significant legal, audit and other costs associated with being a reporting company, including the substantial costs and demands on management’s time relating to the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ listing standards, as well as the fact that the Company currently intends to provide liquidity to its stockholders following the delisting by taking actions within its control to have the Common Stock traded on the Pink Sheets and making periodic repurchases of the Common Stock from our stockholders. Once delisted and deregistered, the Board believes that the Company may redirect its financial and management resources that have been used to operate as a registered public company to pursue a wider range of business opportunities and strategic transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2022, Brian Hartman notified the Board of Directors of the Company of his decision to resign as Chief Financial Officer of the Company, effective on or after September 9, 2022. Mr. Hartman’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on August 19, 2022, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1: Election of Directors.

Name	For	Withheld	Broker Non-Vote
Jess M. Ravich	19,343,731	5,325,135	11,032,357
John Scheel	19,491,898	5,176,418	11,032,907
Hal G. Byer	19,793,399	4,874,917	11,032,907
Rae G. Ravich	19,267,817	5,400,549	11,032,857
Robert Scott Fritz	19,980,709	4,687,607	11,032,907

This proposal received the required affirmative vote of holders of a plurality of the votes cast and all of the foregoing candidates were elected as the Company’s directors.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

For	Against	Abstain	Broker Non-Vote
35,598,583	27,700	74,940	0

This proposal received the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting and was approved as set forth above.

Proposal 3: Approval, on a non-binding advisory basis, of the Company’s executive compensation, as disclosed in the proxy statement.

The advisory vote to approve our executive compensation was approved.

For	Against	Abstain	Broker Non-Vote
20,982,678	3,654,117	32,071	11,032,357

Proposal 4: Approval, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency.”

The Company’s stockholders recommend, on an advisory basis, to hold an advisory vote on the Company’s executive compensation every three years. Based on those results, and consistent with the Company’s recommendation, the Company’s Board has adopted a policy to hold an advisory vote on the Company’s executive compensation every three years, until the next advisory vote on the frequency of stockholder votes on the Company’s executive compensation.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
5,321,745	1,572,976	16,706,962	1,067,183	11,032,357

Item 8.01 Other Events.

Following the meeting of the Board held on August 19, 2022 that was continued on August 21, 2022, the Board unanimously approved resolutions to authorize the (i) delisting of the Common Stock from the NASDAQ Global Market, (ii) deregistration of the Common Stock from the applicable reporting obligations under the Exchange Act, effective on or about November 30, 2022 and (iii) dissolution of the Audit Committee and Compensation, Nominating and Corporate Governance Committee of the Board, effective as of the delisting of the Common Stock from the NASDAQ Global Market. See Item 3.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 22, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

August 22, 2022	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer
(Principal Financial Officer)